Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VirnetX Holding Corporation 2013 Equity Incentive Plan of our report dated March 16, 2021, with respect to the consolidated financial statements and schedule of VirnetX Holding Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Farber Hass Hurley LLP

Chatsworth, California
July 23, 2021